                         NOTICE OF GUARANTEED DELIVERY

                                       TO

                         TENDER SHARES OF COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)

                                       OF

                            GENERAL HOST CORPORATION

    As set forth in Section 3 of the Offer to Purchase described below, this instrument or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) or the associated common stock purchase rights (the "Rights") are not immediately available or the certificates for Shares or Rights and all other required documents cannot be delivered to ChaseMellon Shareholder Services, L.L.C. (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary.

                        THE DEPOSITARY FOR THE OFFER IS:

                    CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                   FACSIMILE:

                                 (201) 329-8936

                      CONFIRM FACSIMILE BY TELEPHONE ONLY:

                                 (201) 296-4860

         BY MAIL:                    BY HAND:            BY OVERNIGHT DELIVERY:
 Reorganization Department   Reorganization Department  Reorganization Department
        PO Box 3301                120 Broadway            85 Challenger Road
South Hackensack, NJ 07606          13th Floor              Mail Stop--Reorg
                                New York, NY 10271      Ridgefield Park, NJ 07660

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tender(s) to Cyrus Acquisition Corp., a New York corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 25, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares indicated below of Common Stock, par value $1.00 per share (the "Shares"), of General Host Corporation, a New York corporation, and the associated Rights, pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.

Signature(s)                                   Address(es)
Name(s) of Record Holders
                                                                 Zip Code
                                               Area Code and Tel. No(s)
            Please Type or Print
Number of Shares and Rights                    Check one box if Shares and Rights will be
                                               tendered by book-entry transfer)

Certificate Nos. (If Available)                / / The Depository Trust Company
                                               / / The Philadelphia Depository Trust Company
                                               Account Number
Dated , 199

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or the Stock Exchange Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares and Rights tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares and Rights complies with Rule 14e-4, (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company or The Philadelphia Depository Trust Company (each a "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof and (d) guarantees, if a Distribution Date (as defined in the Offer to Purchase) occurs, to deliver certificates representing the Rights ("Rights Certificates") in proper form for transfer, or to deliver such Rights pursuant to the procedure for book-entry transfer into the Depositary's account at a Book-Entry Transfer Facility, together with, if Rights are forwarded separately, the Letter of Transmittal (or a facsimile thereof), properly completed and duly executed with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within the later of (i) three New York Stock Exchange trading days after the date hereof and (ii) three business days after the date the Rights Certificates are distributed to holders of Shares.

                Name of Firm                               Authorized Signature
                                                                   Name
                   Address                                 Please Type or Print
                                                                  Title:
                  Zip Code
                                                               Dated: , 199
            Area Code and Tel No.

NOTE: DO NOT SEND CERTIFICATES FOR SHARES OR, IF A DISTRIBUTION DATE OCCURS, RIGHTS WITH THIS NOTICE. CERTIFICATES FOR SHARES OR IF A DISTRIBUTION DATE OCCURS, RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.